Exhibit 99.1

Newtek Declares Second Quarter 2017 Dividend of $0.40 per Share

Reaffirms 2017 Annual Cash Dividend Forecast of $1.57 per Share

Lake Success, N.Y. - May 4, 2017 - Newtek Business Services Corp. (“Newtek” or the “Company”), (NASDAQ: NEWT), an internally managed business development company ("BDC"), today announced that its Board of Directors declared a second quarter 2017 cash dividend(1) of $0.40 per share, payable on June 30, 2017 to shareholders of record as of May 31, 2017.  In addition, the Company reaffirms its forecast of paying an annual cash dividend of $1.57(2) per share in 2017.

Barry Sloane, Chairman, President and Chief Executive Officer commented, “We are pleased to announce the Board’s declaration of our second quarter 2017 cash dividend of $0.40 per share. The total of the first quarter and second quarter 2017 dividends represent an increase of approximately 8.6% over the total of the first quarter and second quarter dividends in 2016. This declaration is earlier than the Company’s typical timing for its quarterly dividend declarations, illustrating management’s positive outlook for the second quarter of 2017.”

Mr. Sloane concluded, “We released our first quarter 2017 financial results this morning, and will be hosting the corresponding conference call to discuss these results this afternoon at 4:15 p.m. ET. The call can be accessed through http://investor.newtekbusinessservices.com/events.cfm.”

Note regarding Dividend Payments: The Company's Board of Directors expects to maintain a dividend policy with the objective of making quarterly distributions in an amount that approximates 90 - 100% of the Company's annual taxable income. The determination of the tax attributes of the Company's distributions is made annually as of the end of the Company's fiscal year based upon its taxable income for the full year and distributions paid for the full year.

(1)	The dividend will be paid in cash or shares of the Company's Common Stock through participation in the Company's dividend reinvestment program (“DRIP”), at the election of shareholders.

(2)	Amount and timing of dividends, if any, remain subject to the discretion of the Company’s Board of Directors.

About Newtek Business Services Corp.

Newtek Business Services Corp., Your Business Solutions Company®, is an internally managed BDC, which along with its controlled portfolio companies, provides a wide range of business services and financial products under the Newtek® brand to the small- and medium-sized business (“SMB”) market. Since 1999, Newtek has provided state-of-the-art, cost-efficient products and services and efficient business strategies to SMB accounts across all 50 states to help them grow their sales, control their expenses and reduce their risk.

Newtek’s and its portfolio companies’ products and services include: Business Lending, SBA Lending Solutions, Electronic Payment Processing, Technology Solutions (Cloud Computing, Data Backup, Storage and Retrieval), eCommerce, Accounts Receivable Financing & Inventory Financing, The Secure Gateway, The Newtek Advantage™, Insurance Solutions, Web Services, and Payroll and Benefits Solutions.
Newtek® and Your Business Solutions Company® are registered trademarks of Newtek Business Services Corp.

Note Regarding Forward Looking Statements
This press release contains certain forward-looking statements. Words such as “believes,” “intends,” “expects,” “projects,” “anticipates,” “forecasts,” “goal” and “future” or similar expressions are intended to identify forward-looking statements. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions, which could cause Newtek’s actual results to differ from management’s current expectations, are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov/. Newtek cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.
SOURCE: Newtek Business Services Corp.

Investor Relations & Public Relations
Contact: Jayne Cavuoto
Telephone: (212) 273-8179 / jcavuoto@newtekone.com